EXHIBIT 10.25

GRANT OF SECURITY INTEREST IN U.S. TRADEMARKS

This GRANT OF SECURITY INTEREST IN U.S. TRADEMARKS, dated as of January 15, 2010 (this “Grant”), is made by and among (a) each of the Persons listed on Schedule I attached hereto (the “Grantors”), with offices at 1830 Route 130 N., Burlington, New Jersey 08016, and (b) Bear Stearns Corporate Lending Inc., with offices at 2200 Ross Avenue, Floor 9, Dallas, TX 75201, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Secured Parties (as defined in the Security Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

W i t n e s s e t h:

WHEREAS, Grantors are party to: (a) that certain Security Agreement in favor of the Collateral Agent and the Secured Parties, dated as of April 13, 2006 (as amended and in effect, the “Security Agreement”), and (b) that certain Intellectual Property Security Agreement in favor of the Collateral Agent and the Secured Parties, dated as of April 13, 2006 (as amended and in effect, the “Intellectual Property Security Agreement”);

WHEREAS, pursuant to the Security Agreement and Intellectual Property Security Agreement, Grantors have executed and delivered this Grant for the purpose of recording and confirming the grant of the security interest of the Collateral Agent in the Trademark Collateral (as defined below) with the United States Patent and Trademark Office;

 NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein and in the Security Agreement and Intellectual Property Security Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantors and the Collateral Agent, on its own behalf and on behalf of the other Secured Parties (and each of their respective successors or assigns), hereby agree as follows:

 SECTION 1.                     Defined Terms.  Unless otherwise defined herein, terms defined in the Intellectual Property Security Agreement and used herein have the meaning given to them in the Intellectual Property Security Agreement.

SECTION 2.                      Grant of Security Interest.  In furtherance and as confirmation of the Security Interest granted by the Grantors to the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) under the Security Agreement and the Intellectual Property Security Agreement, and as further security for the payment or performance, as the case may be, in full of the Secured Obligations, each of the Grantors hereby ratifies such Security Interest and grants to the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) a continuing security interest, in all of the present and future right, title and interest of such Grantor in, to and under the following property, and each item thereof, whether now owned or existing or hereafter acquired or arising, together with all products, proceeds, substitutions, and accessions of or to any of the following property (collectively, the “Trademark Collateral”):

(i)           all trademarks, trade names, corporate names, company names, Internet domain names, business names, fictitious business names, trade dress, trade styles, service marks, designs, logos and other source or business identifiers, whether registered or unregistered, together with all registrations thereof, all applications in connection therewith and all renewals thereof, and any goodwill of the business connected with, and symbolized by, any of the foregoing, including, without limitation, the trademark registrations set forth on Exhibit A attached hereto (collectively, “Trademarks”);

(ii)           all agreements, whether written or oral, providing for the grant by or to any Grantor of any right in respect of any Trademark (collectively, “Licenses”) and all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to the Trademarks, including, without limitation, payments under all Licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriations or dilutions thereof;

(iv)           the right to sue for past, present and future infringements, misappropriations and dilutions of any of the Trademarks; and

(v)           all of the Grantors’ rights corresponding to any of the foregoing throughout the world.

Notwithstanding the foregoing, no Trademark shall be included in the Trademark Collateral to the extent that the grant of a security interest in such Trademark would result in, permit or provide grounds for the cancellation or invalidation of such Trademark.

SECTION 3.                      Intent.  This Grant is being executed and delivered by the Grantors for the purpose of recording and confirming the grant of the security interest of the Collateral Agent in the Trademark Collateral with the United States Patent and Trademark Office.  It is intended that the security interest granted pursuant to this Grant is granted in conjunction with, and not in addition to or limitation of, the Security Interest granted to the Collateral Agent, for its own benefit and the benefit of the other Secured Parties, under the Security Agreement and the Intellectual Property Security Agreement.  All provisions of the Security Agreement and the Intellectual Property Security Agreement shall apply to the Trademark Collateral.  The Collateral Agent shall have the same rights, remedies, powers, privileges and discretions with respect to the security interests created in the Trademark Collateral as in all other Collateral. In the event of a conflict between this Grant and the Intellectual Property Security Agreement, the terms of the Intellectual Property Security Agreement shall control.

SECTION 4.                      Recordation.  Each Grantor authorizes and requests that the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this Grant.

 SECTION 5.                    Termination; Release of Trademark Collateral.  Upon termination of the Security Interest in the Trademark and Patent Collateral in accordance with Section 13 of the Intellectual Property Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Grantor, at such Grantor’s expense, an instrument in writing in recordable form releasing the collateral pledge, grant, lien and security interest in the Trademark Collateral under this Grant. Any execution and delivery of termination statements, releases or other documents pursuant to this SECTION 5 shall be without recourse to, or warranty by, the Collateral Agent or any other Secured Party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the date first written above.

GRANTORS:	THE ENTITIES LISTED ON SCHEDULE I HERETO, as Grantors

By:           /s/ Robert LaPenta
Name:           Robert LaPenta
Title:           Vice President and Treasurer

Signature Page to Grant of Security Interest in U.S. Trademarks

COLLATERAL AGENT:	BEAR STEARNS CORPORATE LENDING INC.

By:  /s/ Eric H. Pratt
Name:           Eric H. Pratt
Title:           Vice President

Signature Page to Grant of Security Interest in U.S. Trademarks

EXHIBIT A

List of Trademarks

U.S. Federal Trademark Registrations

Country	Trademark	Status	App/Reg. No.	App/Reg. Date
US	BRIGHT IDEAS	Registered	3,083,858	12/27/2004
US	BURLINGTON COAT FACTORY (WITH HEART LOGO IN PLACE OF "B")	Registered	3,323,985	11/7/2005
US	GOOD GOOSE	Registered	3,143,696	11/19/2004
US	HOME DECOR	Registered	3,314,976	9/26/2005
US	OPERATION CAR SEAT	Registered	3,238,031	11/2/2004
US	PROJECT CHECKPOINT	Registered	3,163,718	10/26/2004

Exhibit A to Grant of Security Interest in U.S. Trademarks

Schedule I

Grantors

Burlington Coat Factory Warehouse Corporation, a Delaware corporation

Schedule I to Grant of Security Interest in U.S. Trademarks